UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On October 29, 2012, John L. Clendenin notified the Board of Directors (“Board”) of Powerwave Technologies, Inc. (the “Company”) that he is retiring from the Board of the Company effective December 17, 2012 and that he will not stand for re-election to the Board at the Company’s 2012 Annual Meeting of Shareholders scheduled for December 17, 2012 (“Annual Meeting.”)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

In connection with the decision of John L. Clendenin to not stand for re-election, on October 29, 2012, the Board approved an amendment to the bylaws of the Company (the “Bylaws”) to decrease the number of authorized directors from eight to seven. The amendment to the Bylaws will be effective on December 17, 2012, the date of the Company’s Annual Meeting. The Bylaws provide that the number of directors may be increased or decreased from time to time by an amendment to the Bylaws, but that the number of directors shall not be less than four nor more than nine.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete amendment to Article III, Section 1 (entitled “Number and Qualification”) of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. A complete copy of the Bylaws, as amended, will be filed as an exhibit to the Company’s next periodic report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Amendment to Article III, Section 1 of the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Article III, Section 1 of the Company’s Bylaws.

3